Exhibit 3.1

As Amended and Restated on December 5, 2006

OIL-DRI CORPORATION OF AMERICA

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BY-LAWS

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ARTICLE I

OFFICES

                    Section 1.  Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                    Section 2.  Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

                    Section 1.  Generally.  All meetings of the stockholders for the election of directors shall be held in the State of Illinois, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law, as amended (the “DGCL”).  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

                    Section 2.  Annual Meeting.  Annual meetings of stockholders shall be held pursuant to notice and at such date and time as shall be designated by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

                    Section 3.  Notice.  Notice of any annual or special meeting of stockholders shall be given to each stockholder entitled to vote at such meeting in accordance with Article IV of these by-laws.

                    Section 4.  Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                    Section 5.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority of the aggregate voting power of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Unless otherwise permitted by law and other than procedural matters and matters relating to the conduct of the meeting, business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of special meeting.

                    Section 6.  Business at Meetings of Stockholders.

          (a)      Annual Meeting.  (1) Nomination of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (x) pursuant to the corporation’s notice of meeting (or any supplement thereto), (y) by or at the direction of the board of directors or (z) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Article II, Section 6, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 6.

          (2)      At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (z) of paragraph (a)(1) of this Article II, Section 6, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (w) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the nomination and of any material interest in such nomination of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; provided, that the corporation may require any proposed nominee to furnish such other information as may be reasonably required by the corporation to determine the qualifications of such nominee to serve as a director of the corporation; (x) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business, and of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (y) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner and, in the case of such stockholder, his commitment to remain a stockholder through the date of the stockholders meeting with respect to which his notice was given and (z) a representation that such stockholder and, if applicable, beneficial owner, intends to appear in person or by proxy at the stockholders meeting to make such nominations or bring such business before the meeting.

          (3)      Notwithstanding anything in the second sentence of paragraph (a)(2) of this Article II, Section 6 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least 100 days prior to the first anniversary of the mailing of proxy materials for the preceding year’s annual meeting, a stockholder’s notice required by this Article II, Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          (b)      Special Meetings.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (x) by or at the direction of the board or (y) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Article II, Section 6, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Article II, Section 6.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Article II, Section 6 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

          (c)      Generally.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 6 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 6.  Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defective proposal or nomination shall be disregarded.  The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these by-laws, and if he should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.

          (2)      For purposes of this Article II, Section 6, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3)      Notwithstanding the foregoing provisions of this Article II, Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 6.  Nothing in this Article II, Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                    Section 7.  Quorum.  The holders of a majority of the number of shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the DGCL or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                    Section 8.  Action at Meetings.  When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the aggregate voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL or of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  The election of directors shall be determined by a plurality of the votes of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote thereon.

                    Section 9.  Number of Votes.  Unless otherwise specifically provided by the DGCL, each stockholder shall at every meeting of the stockholders be entitled to the number of votes provided by the certificate of incorporation for each share of the capital stock having voting power held by such stockholder.  Unless required by the DGCL or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.

                    Section 10.  Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder.

                    Section 11.  Action by Written Consent.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the DGCL, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, or, unless the certificate of incorporation otherwise provides, on the written consent of the stockholders having not less than the minimum percentage of the vote required by the DGCL for the proposed corporate action at a meeting at which all shares entitled to vote thereon were present and voted and such consent is delivered to the corporation’s principal place of business or the officer or agent of the corporation having custody of the books and records in which proceedings of meetings of stockholders are recorded; provided, that prompt notice of the taking of corporate action without a meeting and by less than unanimous written consent must be given to all stockholders who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the corporation as provided by law.  Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

                    Section 12.  Inspectors.  The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors, who need not be stockholders, to act at such meeting or any adjournment thereof.  Such inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation.  No director or candidate for the office of director shall act as an inspector of an election of directors.  One or more persons may be designated by the board of directors as alternate inspectors to replace any inspector who fails to act.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.  Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  The inspectors shall have the duties prescribed by the DGCL.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.

                    Section 13.  Presiding Officer.  All meetings of stockholders shall be called to order and presided over by the chairman of the board, or in his absence, by the vice chairman of the board, or in his absence, by the chief executive officer, or if none of these be present by a chairman designated by the board of directors.  The secretary of the corporation shall act as secretary of the meeting, but in the absence of the secretary of the corporation, the presiding officer may appoint a secretary of the meeting.  At each meeting of stockholders, the chairman or the secretary of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure.  Except to the extent inconsistent with any such rules and regulations as adopted by the board, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates.  Absent manifest error, the chairman of the meeting acts in his absolute discretion and his rulings are not subject to appeal.

ARTICLE III

DIRECTORS

                    Section 1.  Number.  The number of directors which shall serve on the board shall be fixed by resolution of the board of directors from time to time and shall be not less than five nor more than 13.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.  Directors need not be stockholders.

                    Section 2.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his successor is duly elected and shall qualify, or until his earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares of capital stock at the time outstanding and having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                    Section 3.  Management of the Corporation.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the DGCL or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                    Section 4.  Meetings Generally.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Unless otherwise restricted by the certificate of incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.

                    Section 5.  Annual Meeting.  The annual meeting of each newly elected board of directors shall be held immediately after the close of the annual meeting of stockholders at the place fixed for the annual meeting of stockholders; provided, that a quorum of directors shall be present.  In the event such meeting is not held immediately after the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given  as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                    Section 6.  Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

                    Section 7.  Special Meetings.  Special meetings of the board may be called by the chairman of the board, the chief executive officer (if such person is a director) or the president (if such person is a director) on two days’ notice to each director, either personally or by mail or by electronic transmission; and special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of any two directors.  Notice of each special meeting shall state the time and place of the meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice of such meeting.  Such notice shall be deemed to be delivered (a) four business days after deposit in the United States mail, if properly addressed with postage prepaid, (b) when given, if given by telephone or in person, and (c) when transmitted, if sent by electronic transmission.  Any director may waive notice of any meeting in accordance with Article IV, Section 2 hereof.

                    Section 8.  Quorum.  At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present.

                    Section 9.  Action by Written Consent.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, or as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                    Section 10.  Committees.  The board of directors (a) may designate one or more committees, each committee to consist of one or more of the directors of the corporation, and (b) shall, during such period of time as any securities of the corporation are listed on the New York Stock Exchange (the “NYSE”) or other securities exchange, designate all committees required by the rules and regulations of the NYSE or such other securities exchange (giving effect to any permitted exceptions or transition provisions of such rules and regulations).  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, that no such committee shall have the power or authority in reference (x) approving or adopting, or recommending to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (y) adopting, amending or repealing any by-law of the corporation.

                    Section 11.  Minutes of Committee Meetings.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.  At all committee meetings a majority of the committee members shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any committee meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by the DGCL or by the certificate of incorporation.  If a quorum shall not be present at any committee meeting the committee members present thereat may adjourn the committee meeting from time to time, without notice other than announcement at the committee meeting, until a quorum shall be present.

                    Section 12.  Compensation.  The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the corporation in any capacity.  Without limiting the generality of the foregoing, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

                    Section 13.  Reliance on Books and Records.  A member of the board of directors, or a member of any committee designated by the board of directors, shall in the performance of such person’s duties be fully protected in relying in good faith upon records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE IV

NOTICES

                    Section 1.  Notices to Stockholders.  Whenever stockholders are required or permitted to take any action at a meeting, a timely written notice or electronic transmission of notice (in the manner provided in Section 232 of the DGCL) of the meeting, which shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be sent (by mail, overnight courier, or facsimile transmission, or by any other means comparable to any of the foregoing) or transmitted electronically to each stockholder entitled to vote at such meeting at his address appearing on the records of the corporation not less than 10 nor more than 60 days (unless a different period of notice is required by law) before the date of the meeting.  If mailed with postage prepaid, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  When a meeting is adjourned to another date, hour or place in accordance with the DGCL, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken unless otherwise required by the DGCL.

                    Section 2.  Waiver.  Notice of any meeting of stockholders or of the board of directors or a committee thereof shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person (or by proxy, in the case of a meeting of stockholders) for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Whenever any notice is required to be given under the provisions of the DGCL or of the certificate of incorporation or of these by-laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the meeting time stated in the notice, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of any meeting, need be specified in any written waiver of notice or any waiver by electronic transmission.

                    Section 3.  Electronic Transmission Defined.  For purposes of these by-laws, “electronic transmission” has the meaning ascribed to that term in Section 232(c) of the DGCL, as that section may be amended, supplemented, restated or succeeded from time to time.

                    Section 4.  Limitations on Electronic Transmission.  Notwithstanding anything herein to the contrary, notice by a form of electronic transmission shall not apply to those matters specified in Section 232(e) of the DGCL, as that section may be amended, supplemented, restated or succeeded from time to time.

ARTICLE V

OFFICERS

                    Section 1.  Generally.  The officers of the corporation shall be appointed by the board of directors and shall be a chairman of the board, a vice-chairman of the board, a chief executive officer, a president, a chief financial officer, such senior vice presidents, group vice presidents and vice presidents as the board may choose, a secretary and a treasurer.  The board of directors may also choose one or more assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide, except that none of the chairman of the board, the chief executive officer or the president shall also hold the office of secretary.

                    Section 2.  Annual Appointments.  The board of directors at its first meeting after each annual meeting of stockholders shall appoint a chairman of the board, a vice chairman of the board, a chief executive officer, a president, a chief financial officer, such senior vice presidents, group vice presidents, and vice presidents as it may decide appropriate, a secretary and a treasurer.

                    Section 3.  Other Appointments.  The board of directors may appoint from time to time such other officers and agents as it shall deem desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                    Section 4.  Compensation.  The compensation of all executive officers shall be approved by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director of the corporation; provided, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the board of directors or as required by applicable law or regulation, including any exchange or market upon which the corporation’s securities are then listed for trading or quotation.

                    Section 5.  Term of Office and Vacancies.  Each officer of the corporation shall hold office until his successor is appointed and qualified, or until his earlier resignation or removal.  Any officer appointed by the board of directors may be removed, either for cause or without cause, at any time by the affirmative vote of a majority of the board of directors.  Removal of an officer in accordance herewith shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer may resign at any time by written notice to the corporation.  Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.  Any vacancy occurring in any office of the corporation may be filled by the board of directors.

                    Section 6.  Chairman.  The chairman of the board shall preside at all meetings of the stockholders and the board of directors, unless otherwise determined by the board of directors.  The chairman of the board shall act in a general advisory capacity in connection with the business and affairs of the corporation, and shall perform such other duties as may be prescribed to him from time to time by the board of directors or provided in these by-laws.

                    Section 7.  Vice Chairman.  In the absence of the chairman of the board, or in the event of his inability or refusal to act, the vice chairman of the board shall preside at all meetings of the stockholders and the board of directors, unless otherwise determined by the board of directors.  The vice chairman of the board shall perform such other duties, and have such other powers, as may be prescribed from time to time by the board of directors or the chairman of the board.

                    Section 8.  Chief Executive Officer.  The chief executive officer shall have the powers and perform the duties incident to that position.  Subject to the powers of the board of directors and any supervisory powers the board may give to the chairman of the board, the chief executive officer shall be in general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer.  The chief executive officer shall have such other powers and perform such other duties as may be prescribed from time to time by the board of directors or provided in these by-laws.  The chief executive officer shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, and other agreements, contracts and instruments, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                    Section 9.  President. Within the policies and objectives prescribed by the board of directors or the chairman of the board, and under the general supervision of the chief executive officer, the president shall administer and direct all aspects of the operation of the corporation’s business.  The president shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, and other agreements, contracts and instruments, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  The president shall also perform all duties incident to the office of the president and such other duties as may be prescribed by these by-laws, by the board of directors, or by the chairman of the board or the chief executive officer, from time to time.

                    Section 10.  Chief Financial Officer.  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the chairman of the board, the chief executive officer or the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the board of directors, whenever they request it, an account of his transactions as chief financial officer and of the financial condition of the corporation; shall have such powers and perform such duties as the board of directors, the chairman of the board, the chief executive officer, the president or these by-laws may, from time to time, prescribe.  The books of account shall at all reasonable times be open to inspection by any director.  The chief financial officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                    Section 11.  Senior Vice Presidents. Group Vice Presidents and Vice Presidents.  The senior vice presidents, group vice presidents, and the vice presidents shall perform all duties incident to their respective offices and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, chief executive officer, the president, or these by-laws may from time to time prescribe.

                    Section 12.  Secretary.  The secretary shall (a) keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose; and at the request of the board of directors shall also perform like duties for the standing committees thereof when required; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records;  (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; (f) sign (unless the treasurer or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board or the chief executive officer, certificates for shares of the capital stock of the corporation the issue of which shall have been authorized by resolution of the board of directors, provided, that the signatures of the officers of the corporation thereon may be facsimile as provided in these by-laws; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the chief executive officer or by the board of directors.

                    Section 13.  Assistant Secretaries.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability  or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

                     Section 14.  Treasurer.  If required by the board of directors, the treasurer shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.  The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give  receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected by the board of directors or the chief executive officer (b) sign (unless the secretary or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board or the chief executive officer, certificates for shares of the capital stock of the corporation, the issue of which shall have been authorized by resolution of the board of directors, provided, that the signatures of the officers of the corporation thereon may be facsimile as provided in these by-laws; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the chief executive officer or the board of directors.

                    Section 15.  Assistant Treasurers.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

                    Section 16.  Succession of Officers.  In the absence of the chairman of the board and the vice chairman of the board, or in the event of their inability or refusal to act, the chief executive officer shall exercise all powers and discharge all duties of the chairman, unless the board of directors shall designate another officer to exercise such powers and discharge such duties.  In the event that the office of the chief executive officer is vacant, or in the event the chief executive officer is absent or unable to act, the officers, in the order of succession as may be designated for such purpose by the board of directors from time to time, shall perform the duties and exercise the powers of the chief executive officer.  If the board of directors shall not have made such a designation, the officers, in the order of succession as may be designated for such purpose by the chief executive officer from time to time, shall perform the duties and exercise the powers of the chief executive officer.  In the event any subordinate office is vacant, or in the event any subordinate officer is absent or unable to act, the board of directors or the chief executive officer may determine from time to time the appropriate succession of officers.

ARTICLE VI

INTERESTED DIRECTORS AND OFFICERS

                    Section 1.  Generally.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership,  association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a)          the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b)          the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VII

INDEMNIFICATION

                     Section 1.  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness or otherwise involved in any Proceeding (as defined in Section 9 of this Article VII), by reason of the fact that he, or a person of whom he is the legal representative, is, was or had agreed to become a director, officer or Delegate (as defined in Section 9 of this Article VII) of the corporation or because of his action or inaction in any such capacity shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the DGCL as the same now exists or may hereafter be amended  (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment) against all Expenses (as defined in Section 9 of this Article VII) and all liabilities and losses (including, but not limited to, judgments, fines, excise taxes assessed on such person with respect to any employee benefit plan or otherwise, penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, that except as provided in Section 3 of this Article VII, the corporation shall be required under this Article VII to indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors.

                     Section 2.  Expenses.  Expenses, including attorneys’ fees, incurred by a person referred to in Section 1 of this Article VII in defending or otherwise being involved in a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such a person, except as provided in Section 3 of this Article VII, the corporation shall pay such expenses in advance of the final disposition only if such Proceeding (or part thereof) was authorized by the board of directors.  Such undertaking shall provide that if the person to whom the expenses were advanced has commenced Proceedings in a court of competent jurisdiction to secure a determination that he should be indemnified by the corporation, or with respect to the obligation of such person to repay pursuant to the undertaking, such person shall not be obligated to repay the corporation prior to the final determination (not subject to further appeal) of such Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to the recipient’s ability to repay the Expenses and without regard to the recipient’s ultimate entitlement to indemnification under the other provisions of this Article VII or otherwise.

                    Section 3.  Protection of Rights.  If a claim under Section 1 of this Article VII is not promptly paid in full by the corporation after a written request has been received by the corporation, or if Expenses pursuant to Section 2 of this Article VII have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of Expenses.  If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable Expenses thereof.  It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including the board of directors, the corporation’s independent legal counsel or its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct required under the DGCL, nor an actual determination by the corporation (including its board of directors, the corporation’s independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

                    Section 4.  Employees and Agents.  The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation as it shall deem appropriate.

                    Section 5.  Non-Exclusivity of Rights.  The rights conferred on any person by this Article VII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, Delegates, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

                    Section 6.  Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any person required or permitted to be indemnified under this Article VII against any Expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such Expenses, liabilities or losses under the DGCL.

                    Section 7.  Contractual Nature.  The provisions of this Article VII shall be applicable to all Proceedings commenced after its adoption, whether such Proceedings arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs and legal representatives of such person.  This Article VII shall be deemed to be a contract between the corporation and each person who, at any time that this Article VII is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article VII or any repeal or modification of the DGCL or any other applicable law shall not  limit any rights of indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article VII with regard to acts, omissions or events arising prior to such repeal or modification.

                    Section 8.  Severability.  If this Article VII or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VII shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

                    Section 9.  Definitions.  As used in this Article VII:

          (1)      “Delegate” of the corporation shall mean any person when (A) serving as a director or officer (or in a substantially similar capacity) of an entity or enterprise (x) in which the corporation and its subsidiaries collectively own a 10% or greater equity interest or (y) the principal function of which is to service or benefit the corporation or a subsidiary of the corporation; (B) serving as a trustee or fiduciary of an employee benefit plan of the corporation or any entity or enterprise referred to in clause (A); or (C) acting at the request of the board of directors in any capacity with any entity or enterprise other than the corporation (including, but not limited to, service with respect to employee benefit plans).

          (2)      “Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, including, in the case of an appeal resulting from any Proceeding, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement or the amount of judgments, fines or penalties.

          (3)      A “Proceeding” is any threatened or pending action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other threatened or actual proceeding (whether formal or informal, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature), and any appeal therefrom.

ARTICLE VIII

CERTIFICATES OF STOCK

                    Section 1.  Generally.  Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the chief executive officer, president or a vice president (or by the chairman or the vice-chairman of the board of directors) and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

                    Section 2.  Facsimile Signatures.  Where a certificate is countersigned (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                    Section 3.  Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                    Section 4.  Transfers of Certificated Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto (if so requested by that person), cancel the old certificate and record the transaction upon its books.  The board of directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

                    Section 5.  Uncertificated Ownership.  Unless requested by the owner of stock of the corporation, the corporation is not required to issue certificates evidencing the ownership of stock of the corporation, and may instead maintain stock ownership information in the books and records of the corporation or of a registrar or stock transfer agent selected by the board of directors.

                    Section 6.  Registered Stockholders.  Prior to the surrender to the corporation of a share or shares of stock with a request to record the transfer of such share or shares, the corporation shall be entitled to recognize the exclusive right of a person registered on its books and records (or those of the registrar or stock transfer agent selected by the board of directors) as the owner of shares entitled to receive dividends, and to vote as such owner, to receive notifications and otherwise to exercise all the rights and powers of an owner.  The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof.

ARTICLE IX

GENERAL PROVISIONS

                    Section 1.  Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared from time to time by the board of directors at any regular or special meeting, pursuant to the DGCL.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and the DGCL.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board determines to be conducive to the interest of the corporation; and the board may thereafter modify or abolish any such reserve.

                    Section 2.  Record Dates.  So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting (including by electronic transmission in accordance with these by-laws and the DGCL), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the board of directors may fix a new record date for the adjourned meeting.

                    Section 3.  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                    Section 4.  Fiscal Year.  The fiscal year of the corporation shall begin on each August 1 and shall end on the next following July 31, or shall be such other period as the board of directors may from time to time determine.

                    Section 5.  Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Notwithstanding the foregoing, the use of the corporate seal is not mandatory.

                    Section 6.  Voting Securities Owned by the Corporation.  Voting securities in any entity owned or otherwise held by the corporation shall be voted by the chairman of the board, chief executive officer or president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                    Section 7.  Inspection of Books and Records.  The board of directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the DGCL, unless and until authorized so to do by resolution of the board of directors or of the stockholders of the corporation.

                    Section 8.  Construction.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these by-laws.  Without limiting the generality of the immediately preceding sentence, (a) the singular number includes the plural, (b) the plural number includes the singular, (c) the masculine includes the feminine and the gender neutral and (d) the term “person” includes an entity and an organization as well as a natural person.  Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

                    Section 9.  Amendments.  These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors.  The fact that such power has been so conferred upon the board shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal these by-laws.